Exhibit 99.1

July 30, 2012

Mr. Len Ivins

Chair, Board of Directors

Bering Exploration, Inc.

710 Post Oak, Suite 410

Houston, TX 77024

Re: Resignation

Dear Mr. Ivins:

This letter will serve as my notice to Bering Exploration, Inc. that effective immediately I resign as President, Chief Executive Officer and member of the Board of Directors. I also terminate any other office that I might hold related to Bering Exploration, Inc. and its affiliates that may not be listed within.

Sincerely,

/s/ Frederick A. Huttner, Jr.

Frederick A. Huttner, Jr.